UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2014

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 6, 2014, MEI Pharma, Inc. (the “Company”), presented the attached interim data from an open-label Phase II clinical study of the Company’s lead investigational drug candidate Pracinostat in combination with azacitidine in elderly patients with newly diagnosed acute myeloid leukemia (“AML”) in a poster entitled “Pracinostat in Combination with Azacitidine Produces a High Rate and Rapid Onset of Disease Remission in Patients with Previously Untreated Acute Myeloid Leukemia (AML),” at the 56th American Society of Hematology (ASH) Annual Meeting and Exposition.

A copy of the above referenced poster is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 8, 2014, the Company issued a press release reporting clinical activity in its Phase II study of Pracinostat in front line AML, preparations for a Phase III registration study based on such clinical data and recent discussions with the U.S. Food and Drug Administration and plans for unblinding its randomized, placebo-controlled Phase II study and reporting top line data in March 2015.

A copy of the above referenced press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.	Description
99.1	Poster Presented at ASH 2014 Annual Meeting and Exposition
99.2	Press Release dated December 8, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEI PHARMA, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: December 8, 2014

Index to Exhibits

Exhibit No.	Description
99.1	Poster Presented at ASH 2014 Annual Meeting and Exposition
99.2	Press Release dated December 8, 2014